UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 12, 2010

CKE Restaurants, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-11313	33-0602639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California	93013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (805) 745-7500

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 12, 2010, CKE Restaurants, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Columbia Lake Acquisition Corp., a Delaware corporation (“Merger Sub”) and indirect wholly-owned subsidiary of Columbia Lake Acquisition Holdings, Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of April 18, 2010, by and among Parent, Merger Sub and the Company. As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent. Parent is controlled by investment entities affiliated with Apollo Management VII, L.P.

Pursuant to the terms of the Indenture respecting the Company’s $600 million aggregate principal amount of 11.375% Senior Second Lien Secured Notes due 2018 referred to below, the Company has agreed that, whether or not it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, it will file such reports with the Securities and Exchange Commission ("SEC") which the Company would be required to file if it were subject to such reporting requirements.  This report on Form 8-K is being filed pursuant to such Indenture covenant.

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Revolving Credit Facility

On July 12, 2010, the Company entered into a Credit Agreement (the “Credit Facility”), among Parent, the Company, Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and collateral agent, Citicorp North America, Inc. and Royal Bank of Canada, as co-syndication agents and Morgan Stanley, Citigroup Global Markets Inc. and RBC Capital Markets, as joint bookrunners and joint lead arrangers.  The Credit Facility provides for up to $100 million in the form of a senior secured revolving credit facility. The Company’s obligations under the Credit Facility are unconditionally guaranteed by (i) Parent, prior to an initial public offering of the Company's stock and (ii) the Company’s wholly-owned domestic subsidiaries.  All obligations are secured, subject to certain exceptions, by (i) prior to an initial public offering of the Company's stock, all of the Company's stock and (ii) substantially all of the Company’s material owned assets and the material owned assets of the subsidiary guarantors (the “Pledged Assets”).  The Credit Facility is scheduled to mature on July 12, 2015.

                The Company may voluntarily prepay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans, and reborrow loans under the Credit Facility subject to certain conditions.  The Company may also voluntarily reduce the unutilized portion of the commitment amount at any time without premium or penalty.

                The Credit Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on the Company's ability and the ability of the Company's subsidiaries to incur additional indebtedness, pay dividends on the Company's capital stock or redeem, repurchase or retire the Company's capital stock or indebtedness subject to certain exceptions, make investments, loans, advances and acquisitions, create restrictions on the payment of dividends or other amounts to the Company from its subsidiaries, incur capital expenditures, sell assets, consolidate or merge, create liens, enter into sale and leaseback transactions, amend, modify or permit the amendment or modification of any senior secured second lien note documents, engage in transactions with affiliates, issue capital stock, create subsidiaries and change the business conducted by the Company or its subsidiaries. The foregoing restrictions are subject to a number of limitations and exceptions, including with respect to the Company's ability to pay dividends, make investments, prepay certain indebtedness and make capital expenditures.  The Credit Facility requires the Company to maintain a specified minimum interest coverage ratio and not exceed a specified maximum secured leverage ratio.

                Events of default, which will be subject to customary grace periods and exceptions, where appropriate, are defined in the Credit Facility, and include but are not limited to: non-payment of principal, interest, fees or other amounts; violation of covenants; material inaccuracy of representations and warranties; bankruptcy and other insolvency events; failure to pay judgments aggregating in excess of a certain dollar threshold; events which result in material indebtedness becoming due prior to its scheduled maturity, or enable the holders thereof to cause such material indebtedness to become due or to require the repayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity, or Parent, the Company or any material subsidiary fails to pay the principal of any material indebtedness at the stated final maturity thereof; invalidity of loan documents and change of control.

                The foregoing description of the Credit Facility is qualified in its entirety by reference to the complete copy of the Credit Facility that is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Indenture

On July 12, 2010, the Company completed the offering of $600 million aggregate principal amount of its 11.375% Senior Second Lien Secured Notes due 2018 (the “Notes”). The Notes were initially issued pursuant to an Indenture, dated as of July 12, 2010 (the “Initial Indenture”), by and among Merger Sub, as issuer, and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”).  The Company, as survivor of the Merger, entered into a Supplemental Indenture, dated July 12, 2010 (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”), with its wholly-owned domestic subsidiaries as guarantors (the “Note Guarantors”) and the Trustee pursuant to which the Company assumed the rights and obligations of Merger Sub under the Initial Indenture and the Note Guarantors guaranteed such obligations.

The Company’s obligations under the Notes are jointly and severally guaranteed by the Note Guarantors. The Notes and the guarantees are secured by second-priority liens in the Pledged Assets. The relative rights of the first- and second-priority lienholders are governed by an Intercreditor Agreement, dated as of July 12, 2010, between the Company, Morgan Stanley, as first lien collateral agent, the Trustee, as second lien collateral agent, and the subsidiary guarantors party thereto.

The Company has the option to redeem all or a portion of the Notes at any time prior to July 15, 2014 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium, as defined in the Indenture.  At any time on or after July 15, 2014, the Company may redeem the Notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before July 15, 2013, the Company may also redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 111.375% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding after each such redemption.  In addition, at any time and from time to time during each of the 12-month periods commencing on July 15 in each of 2011, 2012 and 2013, the Company may redeem up to 10% of the aggregate principal amount of the notes at a redemption price equal to 103% of the original aggregate principal amount thereof plus accrued and unpaid interest.

Upon the occurrence of a change of control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that will, among other things, restrict, subject to certain exceptions, the Company’s ability and the ability of its restricted subsidiaries to:

•	incur or guarantee additional debt or issue certain preferred equity;
•	pay dividends on or make distributions in respect of capital stock or units or make other restricted payments;
•	sell certain assets;
•	create or incur liens on certain assets to secure debt;
•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and
•	enter into certain transactions with affiliates.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, failure to pay at maturity or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Initial Indenture that is filed as Exhibit 4.1 to this Form 8-K and the complete copy of the Supplemental Indenture that is filed as Exhibit 4.2 to this Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement, dated as of July 12, 2010 (the “Registration Rights Agreement”), among the Company, Merger Sub, the Note Guarantors, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and RBC Capital Markets Corporation, pursuant to which the Company agreed to use its commercially reasonable efforts to file an exchange offer registration statement within 180 days of July 12, 2010 and to use its commercially reasonable efforts to cause such exchange offer registration statement to become effective within 270 days of July 12, 2010, to allow noteholders to exchange the Notes for the same principal amount of a new issue of notes with substantially identical terms, except they will generally be freely transferable under the Securities Act of 1933, as amended. In addition, the Company has agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Notes. If the Company fails to complete the registered exchange offer or the shelf registration statement has not been declared effective within specified time periods, the Company will be required to pay additional interest on the notes.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the complete copy of the Registration Rights Agreement that is filed as Exhibit 4.3 to this Form 8-K and is incorporated by reference herein.

Employment Agreements

The Company entered into employment agreements dated July 12, 2010 (the “Employment Agreements”) with Andrew F. Puzder, E. Michael Murphy and Theodore Abajian, as further described below.

Andrew F. Puzder, the Company’s Chief Executive Officer, has entered into an employment agreement. The employment agreement with Mr. Puzder has a four-year initial term commencing on the date of the closing of the Merger; provided, however that such term shall automatically be extended for successive one-year periods unless it is terminated by either party with six months notice. The employment agreement includes the following terms: an annual base salary of $1,070,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; three special retention bonuses each in the amount of $1,255,000 payable on October 1, 2011, October 1, 2012 and October 1, 2013, respectively, provided that any unpaid bonus will be paid immediately upon a change in control (as defined in the employment agreement); an opportunity to purchase Class A Units for aggregate cash consideration of $6,740,000 at the closing of the Merger; a grant of Class B Units pursuant to the terms of the limited partnership agreement of Apollo CKE Holdings, L.P., with 50% of such shares vesting over four years in equal installments beginning on the closing of the Merger, and the remaining 50% vesting upon satisfaction of specified performance targets; and severance in the form of a payment of six times base salary, payment of 50% of any unpaid special retention bonus, continuation of all employee benefits (except equity compensation) for the remainder of the term, and customary outplacement services, in the event of a termination of employment by the Company, other than for cause, or by Mr. Puzder for good reason, or at the expiration of the term of the employment agreement following notice of non-renewal provided by the Company. Mr. Puzder has also agreed not to engage in competitive or similar activities for two years after the conclusion of employment, and will be party to a standard confidentiality agreement.

E. Michael Murphy, the Company’s President and Chief Legal Officer, has entered into an employment agreement. The employment agreement with Mr. Murphy has a four-year initial term commencing on the date of the closing of the Merger; provided, however that such term shall automatically be extended for successive one-year periods unless it is terminated by either party with six months notice. The employment agreement includes the following terms: an annual base salary of $636,750; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; three special retention bonuses each in the amount of $313,750 payable on October 1, 2011, October 1, 2012 and October 1, 2013, respectively, provided that any unpaid bonus will be paid immediately upon a change in control (as defined in the employment agreement); an opportunity to purchase Class A Units for aggregate cash consideration of $1,525,000 at the closing of the Merger; a grant of Class B Units pursuant to the limited partnership agreement of Apollo CKE Holdings, L.P., with 50% of such shares vesting over four years in equal installments beginning on the closing of the Merger, and the remaining 50% vesting upon satisfaction of specified performance targets; and severance in the form of a payment of 3 times base salary, payment of 50% of any unpaid special retention bonus, a prorated bonus for the portion of the current year, continuation of all employee benefits (except equity compensation) for the remainder of the term, and customary outplacement services, in the event of a termination of employment by the Company, other than for cause, or by Mr. Murphy for good reason, or at the expiration of the term of the employment agreement following notice of non-renewal provided by the Company. Mr. Murphy has also agreed not to engage in competitive or similar activities for two years after the conclusion of employment, and will be party to a standard confidentiality agreement.

Theodore Abajian, the Company’s Chief Financial Officer, has entered into an employment agreement. The employment agreement with Mr. Abajian has a four-year initial term commencing on the date of the closing of the Merger; provided, however that such term shall automatically be extended for successive one-year periods unless it is terminated by either party with six months notice. The employment agreement includes the following terms: an annual base salary of $500,000; a bonus opportunity of 100% of base salary for achievement of target level of performance, with the opportunity to earn more or less than that for achievement above or below target; three special retention bonuses each in the amount of $313,750 payable on October 1, 2011, October 1, 2012 and October 1, 2013, respectively, provided that any unpaid bonus will be paid immediately upon a change in control (as defined in the employment agreement); an opportunity to purchase Class A Units for aggregate cash consideration of $2,200,000 at the closing of the Merger; a grant of Class B Units pursuant to the limited partnership agreement of Apollo CKE Holdings, L.P., with 50% of such shares vesting over four years in equal installments beginning on the closing of the Merger, and the remaining 50% vesting upon satisfaction of specified performance targets; and severance in the form of a payment of 3 times base salary, payment of 50% of any unpaid special retention bonus, a prorated bonus for the portion of the current year, continuation of all employee benefits (except equity compensation) for the remainder of the term, and customary outplacement services, in the event of a termination of employment by the Company, other than for cause, or by Mr. Abajian for good reason, or at the expiration of the term of the employment agreement following notice of non-renewal provided by the Company. Mr. Abajian will also agree not to engage in competitive or similar activities for two years after the conclusion of employment, and will be party to a standard confidentiality agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 12, 2010, the Company entered into the Supplemental Indenture and assumed the rights and obligations of Merger Sub under the Initial Indenture, pursuant to which Merger Sub issued $600 million aggregate principal amount of the Notes.  The description of the Indenture and the Notes set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on July 12, 2010.

Following the Merger, the Company’s executive officers and directors are as follows:

•	Andrew F. Puzder, Chief Executive Officer and Director
•	E. Michael Murphy, President, Chief Legal Officer and Secretary
•	Theodore Abajian, Executive Vice President and Chief Financial Officer
•	Bradford R. Haley, Executive Vice President, Marketing, Hardee’s and Carl’s Jr.
•	Richard E. Fortman, Executive Vice President, Carl’s Jr. Operations
•	Robert Starke, Executive Vice President, Hardee’s Operations
•	Peter P. Copses, Chairman of the Board of Directors
•	Lance A. Milken, Director
•	Robert J. Di Nicola, Director
•	George G. Golleher, Director

Andrew F. Puzder has served as a member of the Company’s board of directors since 2001. Mr. Puzder became the Company’s Chief Executive Officer in September 2000. From September 2000 to January 2009, he also served as the Company’s President. From February 1997 to September 2000, he served as the Company’s Executive Vice President, General Counsel and Secretary. Mr. Puzder was also Executive Vice President of Fidelity National Financial, Inc. (“FNF”) from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994, and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

E. Michael Murphy was appointed as the Company’s President and Chief Legal Officer in January 2009 and he continues to serve as the Company’s Secretary. From February 2001 until January 2009, he served as the Company’s Executive Vice President, General Counsel and Secretary, after serving as the Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from July 1998. He was also named as the Company’s Chief Administrative Officer in August 2006. For the ten years prior to 1998, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.

Theodore Abajian was appointed as the Company’s Chief Financial Officer in May 2003. From March 2002 to May 2003, he served as Executive Vice President and Chief Administrative Officer. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of Santa Barbara Restaurant Group, and as its Executive Vice President and Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc., and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Stacey’s Buffet, Inc. from October 1997 to February 1998, and was Vice President and Controller of Summit Family Restaurants, Inc. from 1994 to 1998.

Bradford R. Haley was appointed as Executive Vice President, Marketing for Hardee’s Food Systems, Inc. in September 2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s Food Systems, Inc., Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as Corporate Vice President of Marketing Communications for Jack in the Box, Inc.

Richard E. Fortman was named Executive Vice President of Operations for Carl’s Jr. in September 2000. Before assuming this position, Mr. Fortman was a Senior Area Vice President for Hardee’s, a position he had held since April 1998. Mr. Fortman first joined the Company in 1969 beginning in the restaurants and has had a long career in Carl’s Jr. operations.

Robert Starke was named Executive Vice President of Operations for Hardee’s company-operated restaurant locations in May 2007. Mr. Starke first joined Hardee’s Food Systems in 1975 and has enjoyed a long career in Hardee’s operations, beginning in the restaurants and advancing through the ranks to Regional Vice President. He had served as Senior Vice President of Restaurant Operations since 2002 before being promoted to his current position.

Peter P. Copses is the Chairman of our board of directors. Mr. Copses co-founded Apollo Management, L.P., our Sponsor, in 1990. Prior to joining Apollo, Mr. Copses was an investment banker at Drexel Burnham Lambert Incorporated, and subsequently at Donaldson, Lufkin, & Jenrette Securities, concentrating on the structuring, financing and negotiation of mergers and acquisitions. Mr. Copses has served as the Chairman of the board of directors of Claire’s Stores, Inc., a leading specialty retailer offering value-priced accessories and jewelry, since May 2007. Mr. Copses has also served as a director of RBS Global, Inc., a diversified, multi-platform industrial company, since July 2006. Mr. Copses served as a director of Linens ‘n Things, Inc. (“LNT”), a retailer of home textiles, housewares and decorative home accessories, from February 2006 until February 2010. Mr. Copses also served as a director of Rent-A-Center, Inc., the nation’s largest operator of rent-to-own stores, from August 1998 to December 2007. Over the course of the past 20 years, Mr. Copses has served on the board of directors of several other retail businesses, including General Nutrition Centers, Inc. and Zale Corporation.

Lance A. Milken is a member of our board of directors. Mr. Milken is a Partner at Apollo Management, L.P., where he has worked since 1998. Mr. Milken has served as a director of Claire’s Stores, Inc. since May 2007 and also serves as a member of the Milken Institute board of trustees.

Robert J. DiNicola is a member of our board of directors. Mr. DiNicola has served as a director of Claire’s Stores, Inc. since May 2007 and also serves as the Senior Retail Advisor for Apollo Management, L.P. Mr. DiNicola served as Chief Executive Officer and Chairman of the Board of LNT from February 2006 until May 2008, when LNT and its parent company filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court, District of Delaware, which was converted to a Chapter 7 liquidation in February 2010. Mr. DiNicola served as Executive Chairman of General Nutrition Centers, Inc. (“GNC”) from December 2004 to March 2007, and as the interim CEO and Chairman of GNC from December 2004 to June 2005. Mr. DiNicola also held numerous positions with Zale Corporation, including Chief Executive Officer from April 1994 to 2002, and Chairman of the Board from April 1994 to 2004. Prior to joining Zale Corporation, Mr. DiNicola served as the Chairman and Chief Executive Officer of the Bon Marché, a division of Federated Department Stores. Beginning his retail career in 1972, Mr. DiNicola has also worked for Macy’s and The May Department Stores Company.

George G. Golleher is a member of our board of directors. Since May 2007, Mr. Golleher has served as a director of Claire’s Stores, Inc. and as Chairman and Chief Executive Officer of Smart & Final Inc., an operator of warehouse grocery stores. Mr. Golleher was a director of Simon Worldwide, Inc., a promotional marketing company, from September 1999 to April 2006, and was also its Chief Executive Officer from March 2003 to April 2006. From March 1998 to May 1999, Mr. Golleher served as President, Chief Operating Officer and director of Fred Meyer, Inc., a  food and drug retailer. Prior to joining Fred Meyer, Inc., Mr. Golleher served for 15 years with Ralphs Grocery Company until March 1998, ultimately as the Chief Executive Officer and Vice Chairman of the Board. From 2002 until April 2009, Mr. Golleher served as a director of Rite Aid Corporation, one of the largest retail drugstore chains in the United States. Mr. Golleher has also been a business consultant and private equity investor since June 1999.

On July 12, 2010, the Company entered the Employment Agreements with Andrew F. Puzder, E. Michael Murphy and Theodore Abajian.  The description of the Employment Agreements set forth under Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated July 12, 2010, between Columbia Lake Acquisition Corp. and Wells Fargo Bank, National Association

4.2	Indenture, dated July 12, 2010, among CKE Restaurants, Inc., Wells Fargo Bank, National Association, and the Note Guarantors party thereto

4.3
Registration Rights Agreement, dated July 12, 2010, among CKE Restaurants, Inc., Columbia Lake Acquisition Corp., Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., RBC Capital Markets Corporation and the subsidiary guarantors party thereto

10.1
Credit Agreement, dated July 12, 2010, among CKE Restaurants, Inc., Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as administrative agent and collateral agent, Citicorp North America, Inc. and Royal Bank of Canada, as co-syndication agents and Morgan Stanley, Citigroup Global Markets Inc. and RBC Capital Markets, as joint bookrunners and joint lead arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.

Date: July 16, 2010	By:	/s/ Theodore Abajian
		Name:	Theodore Abajian
		Title:	Executive Vice President and Chief Financial Officer